Exhibit 10.4
Execution Version

SECOND AMENDMENT TO
CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of May 6, 2025, is among BKV UPSTREAM MIDSTREAM, LLC, a Delaware limited liability company (the “Borrower”), BKV CORPORATION, a Delaware corporation (“Holdings”), each other Credit Party party hereto, each of the Lenders party hereto (including the Additional Lender (as defined below)), the Issuing Banks party hereto and CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
RECITALS
A.    The Borrower, Holdings, the Administrative Agent and the lenders from time to time party thereto (each, a “Lender,” and collectively, the “Lenders”) are party to that certain Credit Agreement, dated as of June 11, 2024 (as amended by that certain First Amendment to Credit Agreement dated as July 19, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Second Amendment Effective Date (as defined below), the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have made certain Loans and credit available to and on behalf of the Borrower.
B.    The Additional Lender has agreed to make such Loans and extensions of credit and become a Lender under the Credit Agreement, as more specifically described herein.
C.    The Borrower, the Administrative Agent and the Lenders party hereto constituting all Lenders, including the Additional Lender, have agreed (a) to amend certain provisions of the Existing Credit Agreement, including, among other things, to increase the Aggregate Elected Commitment Amounts and (b) to redetermine and increase the Borrowing Base to $850,000,000, in each case as more fully set forth herein.
D.    By executing and delivering a signature page to this Amendment, each Lender will, upon the Second Amendment Effective Date, have the Commitments in the principal amount set forth on Annex I attached hereto.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement after giving effect to this Amendment. Unless otherwise indicated, all references to sections in this Amendment refer to sections in the Credit Agreement as amended by this Amendment.
Section 2.Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended effective as of the Second Amendment Effective Date as follows:

2.1Section 1.02 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in proper alphabetical order as follows:
“Additional Amount” has the meaning set forth in the definition of “Permitted Refinancing Debt.”

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“HMT” has the meaning assigned such term in the definition of “Sanctions”.
“OFAC” has the meaning assigned such term in the definition of “Sanctions”.
“Sanctions Authorities” has the meaning assigned such term in the definition of “Sanctions”.
“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list or other Sanctions-related lists of designated persons maintained by OFAC or the U.S. Department of State, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by His Majesty’s Treasury, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.
“Second Amendment Effective Date” means May 6, 2025.
2.2Section 1.02 of the Existing Credit Agreement is hereby amended by amending and restating the following defined terms as follows:
“Aggregate Elected Commitment Amounts” at any time shall equal the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06(c). As of the Second Amendment Effective Date, the Aggregate Elected Commitment Amounts are $665,000,000.
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to the Borrowing Base Adjustment Provisions. As of the Second Amendment Effective Date, the Borrowing Base is $850,000,000.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any country-wide or territory-wide comprehensive Sanctions (as of the Effective Date, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria and the Zaporizhzhia and Kherson Regions of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed on any Sanctions List, (b) any Person located in, incorporated under the laws of, operating, organized or resident in a Sanctioned Country, (c) any Person 50 percent or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).
“Sanctions” means economic or financial sanctions or trade laws, regulations, embargoes or restrictive measures imposed, administered, enacted or enforced from time to time by the U.S. government, including those administered by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State or (b) the United Nations, the European Union, any European Union member state or, His Majesty’s Treasury of the United Kingdom (“HMT”), the respective governmental institutions and agencies of any of the foregoing, or any other applicable sanctions authority (together, the “Sanctions Authorities”).
2.3Clause (a) of the definition of “Permitted Refinancing Debt” in Section 1.02 of the Existing Credit Agreement is hereby amended by amending and restating the following provision as follows:

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(a)such New Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal of (or accreted value, if applicable), plus (ii) accrued interest on, the amount then outstanding of the Refinanced Debt and an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing (the amounts set forth in this clause (ii), the “Additional Amounts”);
2.4Section 2.07(a) of the Existing Credit Agreement is hereby amended by amending and restating the following provision as follows:
(a)    Initial Borrowing Base. For the period from and including the Second Amendment Effective Date to but excluding the first Redetermination Date thereafter, the amount of the Borrowing Base shall be $850,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments between the Effective Date and the first Scheduled Redetermination and in between subsequent Scheduled Redeterminations from time to time pursuant to Interim Redeterminations and the Borrowing Base Adjustment Provisions.

2.5Section 7.23(c) of the Existing Credit Agreement is hereby amended by amending and restating the following provision as follows:
(c)    None of (i) Holdings, the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of Holdings, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person or located in a Sanctioned Country. The Borrower and each Guarantor shall not, and shall not permit or authorize any other person to, directly or indirectly use all or any part of the proceeds from the Loans or other transaction(s) contemplated by this Agreement, or lend, make payments of, contribute or otherwise make available such proceeds to any Person, to finance any trade, business or other activities (i) involving or for the benefit of any Sanctioned Person or (ii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
2.6Section 9.08(b) of the Existing Credit Agreement is hereby amended by amending and restating the following provision as follows:
(b)    The Borrower will not request any Borrowing or Letter of Credit, and the Borrower and each Guarantor shall not, and shall not permit or authorize any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Borrowing or Letter of Credit or other transaction(s) contemplated by this Agreement, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, trade, business or transaction involving or for the benefit of any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
2.7Section 9.14 of the Existing Credit Agreement is hereby amended by amending and restating the following provision as follows:
Section 9.14    Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are not otherwise prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length

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transaction with a Person not an Affiliate. The restrictions set forth in this Section 9.14 shall not apply to (a) transactions among the Borrower and its Restricted Subsidiaries, (b) the execution and delivery of any Loan Document, (c) compensation to, and the terms of any employment contracts with, individuals who are officers, managers or directors of the Borrower and the Restricted Subsidiaries, provided such compensation is approved by the Borrower’s board of managers (or other governing body) or Holdings’ Board of Directors or provided for in the limited liability company agreement, articles or certificate of incorporation, bylaws or other applicable organizational documents of the Borrower or such Restricted Subsidiary, (d) payments made pursuant to Section 9.04, Section 9.05 or otherwise expressly permitted under this Agreement, (e) the issuance and sale of Equity Interests in the Borrower (other than Disqualified Capital Stock) or the amendment of the terms of any Equity Interests issued by the Borrower (other than Disqualified Capital Stock) including the issuance, sale or transfer of Equity Interests of the Borrower to Holdings in connection with capital contributions by Holdings to the Borrower, (f) transactions permitted under Section 9.12 and (g) transactions in effect on the Effective Date and set forth on Schedule 9.14.
2.8Annex I to the Existing Credit Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto; provided that immediately after giving effect to this Amendment, (a) each Lender (including the Lender party hereto that was not a Lender immediately prior to the Second Amendment Effective Date (the “Additional Lender”)) who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Amendment) shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage (after giving effect to this Amendment), (b) each Lender’s (including the Additional Lender’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender (including the Additional Lender) equals its Applicable Percentage and (d) each Lender party hereto waives any break funding payments owing to any such Lender that are required under Section 5.02 of the Credit Agreement as a result of the reallocation of the Loans and the other adjustments contemplated by this Amendment.
Section 3.Borrowing Base Redetermination. Subject to the satisfaction or waiver in writing of each of the conditions set forth in Section 4 below and in reliance upon the representations, warranties, covenants, and agreements contained in this Amendment, (a) the Administrative Agent and each Lender hereby redetermine and increase the Borrowing Base, effective as of the date hereof, to $850,000,000 and (b) the Administrative Agent, each Lender and the Borrower hereby agree and acknowledge that such redetermined Borrowing Base shall remain in effect until the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement. The Borrower hereby accepts such Borrowing Base as so increased to be effective upon the Second Amendment Effective Date. The redetermination provided for herein shall be deemed to constitute the Scheduled Redetermination for April 15, 2025, and this Amendment shall constitute the New Borrowing Base Notice in accordance with Section 2.07(d) of the Credit Agreement.
Section 4.Conditions Precedent. This Amendment shall become effective on the date, when each of the following conditions is satisfied (the “Second Amendment Effective Date”):
4.1The Administrative Agent shall have executed and received from the Lenders, the Borrower, and each other Credit Party counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of each such Person.
4.2The Administrative Agent shall have received a certificate of a Responsible Officer of each Credit Party setting forth (a) resolutions of its board of directors (or comparable governing body) with respect to the authorization of such Credit Party to execute and deliver this Amendment and to enter into the transactions contemplated in the Loan Documents, (b) the officers of such Credit Party (i) who are authorized to sign the Loan Documents to which such Credit Party is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement and the transactions contemplated thereby, (c) specimen signatures of such authorized officers,

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and (d) the bylaws, limited liability company agreements, limited partnership agreements, certificates of formation and certificates of limited partnership, as applicable, of such Credit Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
4.3The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Credit Party from its state of incorporation or formation and with respect to foreign qualification in any other jurisdiction in which such Credit Party owns Oil and Gas Properties.
4.4The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount dated as of the Second Amendment Effective Date.
4.5The Administrative Agent shall have received an opinion of Baker & Hostetler LLP, special counsel to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent and its counsel, addressed to the Administrative Agent, the Lenders and the Issuing Bank.
4.6The Administrative Agent shall have received appropriate tax, judgment and UCC search certificates and county-level real property record search results reflecting no prior Liens encumbering the Properties of Holdings, the Borrower and its Restricted Subsidiaries for each jurisdiction requested by the Administrative Agent other than those Liens permitted by Section 9.03 of the Credit Agreement.
4.7The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (a) the representations and warranties set forth in Article VII of the Credit Agreement are true and correct in all material respects on the Second Amendment Effective Date except to the extent any such representations and warranties (i) are expressly limited to an earlier date, in which case, on and as of the Second Amendment Effective Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (ii) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects; (b) after giving effect to this Amendment on the Second Amendment Effective Date, (i) since December 31, 2023, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) no Default or Event of Default shall have occurred and be continuing; (c) after giving effect to this Amendment on the Second Amendment Effective Date, the Borrower is in pro forma compliance with Sections 9.01(a) and 9.01(b) of the Credit Agreement; and (d) after giving effect to this Amendment on the Second Amendment Effective Date, the Borrower and its Restricted Subsidiaries have no indebtedness outstanding other than (i) the Loans and other extensions of credit under the Credit Agreement and (ii) any other Debt permitted by Section 9.02 of the Credit Agreement.
4.8The Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower substantially in the form of Exhibit L to the Credit Agreement.
4.9The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 of the Credit Agreement, if applicable.
4.10The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including the reasonable and documented fees and expenses of Latham & Watkins LLP, counsel to the Administrative Agent).
Section 5.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Borrower and the other Credit Parties hereby represents and warrants to the Administrative Agent and the Lenders that:
5.1Accuracy of Representations and Warranties. The representations and warranties of each Credit Party contained in each Loan Document are true and correct in all material respects on and as of the

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date hereof except to the extent any such representations and warranties (a) are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties continue to be true and correct in all material respects as of such specified earlier date or (b) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties are true and correct in all respects.
5.2Due Authorization. The execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement by the Borrower and each other Credit Party of this Amendment are within the Borrower’s and such Credit Party’s limited liability company powers and have been duly authorized by all necessary limited liability company action and, if required, action by any holders of its Equity Interests (including, without limitation, any action required to be taken by any class of directors, managers or supervisors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment).
5.3Validity and Binding Effect. This Amendment has been duly executed and delivered by the Borrower and each other Credit Party, and this Amendment and the Credit Agreement constitute valid and binding obligations of the Borrower and each other Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.
5.4Absence of Defaults. No Default or Event of Default has occurred that is continuing immediately prior to and after giving effect to this Amendment.
Section 6.Reaffirmation; No Novation. Each Credit Party (a) consents to this Amendment and the Credit Agreement and reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, (b) reaffirms all of its obligations under the Guarantee and Collateral Agreement, the guarantees set out therein and any other guarantees in the Loan Documents to which it is a party, and confirms that the Guarantee and Collateral Agreement and such other guarantees remain in full force and effect on a continuous basis, (c) reaffirms each Lien granted by each Credit Party to the Administrative Agent for the benefit of the Secured Parties, (d) acknowledges and agrees that the agreements, pledges and grants of security interests by the Credit Parties contained in the Credit Agreement and the Loan Documents are, and shall remain, in full force and effect after giving effect to this Amendment, and (e) agrees that the Obligations outstanding under the Existing Credit Agreement remain outstanding under the Credit Agreement. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing or guaranteeing the same, which shall remain in full force and effect, except to any extent modified hereby.
Section 7.Additional Lender. The Additional Lender (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender or agent thereunder; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent thereunder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender. The Additional Lender represents and warrants that, in participating as a Lender, it is

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engaged in making, acquiring or holding commercial loans in the ordinary course of its business, and not for the purpose of investing in the general performance or operations of the Borrower or any Subsidiary thereof or for the purpose of purchasing, acquiring or holding any other type of financial instrument, such as a security (and the Additional Lender hereby agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws).
Section 8.Miscellaneous.
8.1Confirmation. The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Second Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.
8.2Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
8.3No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
8.4GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.5Payment of Expenses; Indemnity. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby in accordance with Section 12.03 of the Credit Agreement. Section 12.03(b) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
8.6Severability. Any provision of this Amendment which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
8.7Loan Document. This Amendment shall constitute a “Loan Document” under and as defined in Section 1.02 of the Credit Agreement.
8.8Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
8.9JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Section 12.09(b), (c) and (d) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

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[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.

BORROWER:	BKV UPSTREAM MIDSTREAM, LLC
	By:	/s/ Lindsay Larrick
Name: Lindsay Larrick
Title: Chief Legal Officer

HOLDINGS:	BKV CORPORATION
	By:	/s/ Lindsay Larrick
Name: Lindsay Larrick
Title: Chief Legal Officer

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

CREDIT PARTIES:	BKV CHELSEA, LLC
	By:	/s/ Lindsay Larrick
Name: Lindsay Larrick
Title: Chief Legal Officer

BKV BARNETT, LLC
By: /s/ Lindsay Larrick
Name: Lindsay Larrick
Title: Chief Legal Officer

BKV OPERATING, LLC
By: /s/ Lindsay Larrick
Name: Lindsay Larrick
Title: Chief Legal Officer

BKV MIDSTREAM, LLC
By: /s/ Lindsay Larrick
Name: Lindsay Larrick
Title: Chief Legal Officer

BKV NORTH TEXAS, LLC
By: /s/ Lindsay Larrick
Name: Lindsay Larrick
Title: Chief Legal Officer

KALNIN VENTURES LLC
By: /s/ Lindsay Larrick
Name: Lindsay Larrick
Title: Chief Legal Officer

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

                            CITIBANK, N.A.,
    as Administrative Agent, a Lender and Issuing Bank

By:    /s/ Cliff Vaz
Name:    Cliff Vaz
Title:    Vice President

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

BARCLAYS BANK PLC, as a Lender

By: /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

KEY BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ David Bornstein
Name: David Bornstein
Title: Senior Vice President

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

MIZUHO BANK, LTD., as a Lender

By: /s/ Edward Sacks
Name: Edward Sacks
Title: Managing Director

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

Citizens Bank, N.A., as a Lender

By: /s/ Parker Mears
Name: Parker Mears
Title: Senior Vice President

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

Sumitomo Mitsui Banking Corporation, as a Lender

By: /s/ Alkesh Nanavaty
Name: Alkesh Nanavaty
Title: Executive Director

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

TRUIST BANK, as a Lender

By: /s/ John Kovarik
Name: John Kovarik
Title: Managing Director

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

STANDARD CHARTERED BANK, as a Lender

By: /s/ James Perkins /s/ Jackie Edwards
Name: James Perkins Jackie Edwards
Title: Associate Director Director, Relationship Manager

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

Bangkok Bank Public Company Limited New York Brand, as a Lender

By: /s/ Thitipong Prasertsilp
Name: Thitipong Prasertsilp
Title: VP & Branch Manager

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

Texas Capital Bank, as a Lender

By: /s/ Jared Mills
Name: Jared Mills
Title: Managing Director

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

FIRST HORIZON BANK, as a Lender

By: /s/ W. David McCarver IV
Name: W. David McCarver IV
Title: Senior Vice President

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

Morgan Stanley Senior Funding, Inc., as a Lender

By: /s/ Karina Rodriguez
Name: Karina Rodriguez
Title: Vice President

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Priyankush Goswami
Name: Priyankush Goswami
Title: Authorized Signatory

[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

BP ENERGY COMPANY, as a Lender

By: /s/ William L. Shappley
Name: Edward Sacks
Title: Vice President
[Signature Page to Second Amendment – BKV Upstream Midstream, LLC]

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount	Elected Commitment
Citibank, N.A.	10.526315789%	$157,894,736.84	$70,000,000.00
Barclays Bank PLC	9.774436090%	$146,616,541.35	$65,000,000.00
KeyBank, National Association	9.774436090%	$146,616,541.35	$65,000,000.00
Mizuho Bank, Ltd.	9.774436090%	$146,616,541.35	$65,000,000.00
Citizens Bank, N.A.	9.774436090%	$146,616,541.35	$65,000,000.00
Sumitomo Mitsui Banking Corporation	9.774436090%	$146,616,541.35	$65,000,000.00
Truist Bank	9.774436090%	$146,616,541.35	$65,000,000.00
Standard Chartered Bank	9.774436090%	$146,616,541.35	$65,000,000.00
Bangkok Bank Public Company Limited, New York Branch	9.774436090%	$146,616,541.35	$65,000,000.00
Texas Capital Bank	5.263157895%	$78,947,368.42	$35,000,000.00
First Horizon Bank	3.759398496%	$56,390,977.44	$25,000,000.00
Morgan Stanley Senior Funding, Inc.	0.751879699%	$11,278,195.49	$5,000,000.00
Goldman Sachs Bank USA	0.751879699%	$11,278,195.49	$5,000,000.00
BP Energy Company	0.751879699%	$11,278,195.49	$5,000,000.00
TOTAL	100.000000000%	$1,500,000,000	$665,000,000

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